UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2011

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 4, 2011, Express, Inc. (the “Company”) received a letter from the New York Stock Exchange (“NYSE”) indicating that as a result of Stefan Kaluzny's resignation from the Company's Board of Directors (“Board”) as described in Item 5.02 below, the Company no longer complies with Section 303A.07(a) of the NYSE listing standards which requires the Company's Audit Committee to consist of at least three members. Following Mr. Kaluzny's resignation, the Company's Audit Committee consists of only two members.

Following Mr. Kaluzny's resignation, the Board consists of two Class I directors, three Class II directors and one Class III director, three of the six directors are independent. The Company has until May 12, 2012, one year after the date on which the Company ceased to be a controlled company under the NYSE listing standards, to comply with the NYSE's listing standard requiring that a majority of its Board members be independent.

The Compensation and Governance Committee has initiated a search to identify additional independent directors to serve on the Board. The Board intends to fill the vacancy on the Audit Committee and appoint additional independent directors so that the number of directors in each class are roughly equal in accordance with NYSE listing standards as expeditiously as possible.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In a letter dated November 1, 2011, Mr. Kaluzny notified the Board that he was resigning from the Board, effective immediately, because Sycamore Partners had acquired a controlling interest in the third party apparel sourcing business of MAST Global Fashions, a sourcing agent of the Company. Mr. Kaluzny is a founding partner of Sycamore Partners. Prior to his resignation, Mr. Kaluzny served as Chairman of the Board, Chair of the Company's Compensation and Governance Committee and as a member of the Company's Audit Committee. Mr. Kaluzny's decision to resign was not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices. A copy of Mr. Kaluzny's resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Michael Weiss, President and Chief Executive Officer of the Company and a member the Board, was appointed as Chairman of the Board, effective upon the resignation of Mr. Kaluzny. Concurrent with the appointment of Mr. Weiss to Chairman, Mylle Mangum, an independent director on the Board, was appointed as lead independent director.
A copy of the Company's press release announcing the resignation of Mr. Kaluzny and the appointment of Mr. Weiss as Chairman and Ms. Mangum as lead independent director is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Letter from Stefan Kaluzny to the Board of Directors of Express, Inc., dated November 1, 2011.
99.2	Press Release, issued November 3, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: November 7, 2011	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Secretary